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                       EXHIBIT 21.1 - LIST OF SUBSIDIARIES


SUBSIDIARY                                  STATE OF INCORPORATION
----------                                  ----------------------

The F.A.S.T. Management Group, Inc.         Washington

Maxwell & Company                           Georgia

Systems Analysis, Inc.                      Texas

Buildnet Corp.                              California

Buildnet Financial Services, Inc.           North Carolina

The UniLink Group, Inc.                     Georgia
         Key Prestige, Inc.                 Delaware
         Palmer & Associates, Inc.          Georgia

NxTrend Technology, Inc.                    Delaware